UNDER ARMOUR REPORTS FIRST QUARTER RESULTS;
UPDATES 2019 FULL YEAR OUTLOOK

BALTIMORE, May 2, 2019 – Under Armour, Inc. (NYSE: UA, UAA) today announced financial results for the first quarter ended March 31, 2019. The company reports its financial performance in accordance with accounting principles generally accepted in the United States of America ("GAAP”). This press release refers to “currency neutral” and “adjusted” amounts, which are non-GAAP financial measures described below under the “Non-GAAP Financial Information” paragraph. References to adjusted financial measures exclude the impact of the company’s 2018 restructuring plan and the related tax effects. Reconciliations of non-GAAP amounts to the most directly comparable financial measure calculated in accordance with GAAP are presented in supplemental financial information furnished with this release. All per share amounts are reported on a diluted basis.

“Our first quarter results demonstrate our unwavering commitment to protecting and growing our premium performance athletic brand through a disciplined go-to-market process that delivers innovative products and experiences to make athletes better,” said Under Armour Chairman and CEO Kevin Plank. “As we execute against our long-term plan, Under Armour will emerge from 2019 and our ‘Protect This House’ chapter as an even stronger brand and company.”

First Quarter 2019 Review

•Revenue was up 2 percent to $1.2 billion (up 3 percent currency neutral).
–Wholesale revenue increased 5 percent to $818 million and direct-to-consumer revenue was down 6 percent to $331 million, representing 27 percent of total revenue.
–North America revenue decreased 3 percent to $843 million and the international business increased 12 percent to $328 million (up 17 percent currency neutral), representing 27 percent of total revenue. Within the international business, revenue was up 3 percent in EMEA (up 9 percent currency neutral), up 25 percent in Asia-Pacific (up 30 percent currency neutral), and up 6 percent in Latin America (up 10 percent currency neutral).
–Apparel revenue increased 1 percent to $775 million. Footwear revenue increased 8 percent to $293 million primarily driven by strength in our run category. Accessories revenue decreased 11 percent to $82 million primarily driven by planned lower sales of backpacks and bags related to a strategic relaunch of key product.
•Gross margin increased 100 basis points to 45.2 percent compared to the prior year driven by product costs improvements, regional mix and prior period restructuring charges, offset by channel mix.
•Selling, general & administrative expenses decreased 1 percent to $510 million, or 42.3 percent of revenue.
•Operating income was $35 million.
•Net income was $22 million or $0.05 earnings per share.
•Inventory decreased 24 percent to $875 million.
•Total debt was down 36 percent to $590 million.
•Cash and cash equivalents increased 2 percent to $289 million.

Updated Fiscal 2019 Outlook

•Revenue is expected to be up approximately 3 to 4 percent reflecting relatively flat results for North America and a low double-digit percentage rate increase in the international business.
•Gross margin is now expected to increase approximately 110 to 130 basis points compared to 2018. Excluding restructuring charges from the comparable prior period, we now expect an increase of approximately 70 to 90 basis points compared to 2018 adjusted gross margin due to ongoing supply chain initiatives and channel mix benefits. This compares to a previously expected range of 60 to 80 basis points in improvement compared to the 2018 adjusted gross margin.
•Operating income is now expected to reach $220 million to $230 million versus the previously expected range of $210 million to $230 million.
•Interest and other expense, net is now expected to be approximately $35 million versus the previous expectation of $40 million.
•Effective tax rate is now expected to be at the high end of the 19 percent to 22 percent range.
•Earnings per share is now expected to be $0.33 to $0.34 versus the previously expected range of $0.31 to $0.33; and,
•Capital expenditures are expected to be approximately $210 million.

Change to Segment Presentation

As detailed on the company’s February 12 earnings call, effective January 1, 2019, the company changed the way management internally analyzes the business and now excludes certain corporate costs from its segment profitability measures and reports these costs within “Corporate Other”.

These costs consist largely of general and administrative expenses not allocated to an operating segment, including expenses associated with centrally managed departments such as information technology, supply chain, innovation and other corporate support functions; costs related to the company's global assets and marketing; costs related to the company’s headquarters; restructuring and restructuring related charges; and certain foreign exchange hedging gains and losses. We believe this new segment presentation provides improved visibility into the underlying performance and results of our operating segments.

In conjunction with this change, certain prior year amounts have been recast to conform to the 2019 presentation. These changes have no impact on previously reported consolidated balance sheets, statements of operations, comprehensive income (loss), stockholder’s equity, or cash flows. The recast of certain unaudited historical financial information to reflect this segment reporting change can be found at https://about.underarmour.com/investor-relations.

Conference Call and Webcast

Under Armour will hold its first quarter 2019 conference call and webcast today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and will be archived and available for replay approximately three hours after the live event.

Non-GAAP Financial Information

This press release refers to “currency neutral” and “adjusted” amounts. Currency neutral financial information is calculated to exclude the impact of changes in foreign currency. Management believes this information is useful to investors to facilitate a comparison of the company's results of operations period-over-period. 2018 adjusted gross margin is referred to but not presented and excludes the impact of restructuring and other related charges. A reconciliation of 2018 adjusted gross margin is available in the company’s 2018 year-end earnings release. Management believes this information is useful to investors because it provides enhanced visibility into the company’s actual underlying results excluding the impact of its 2018 restructuring plans. These non-GAAP financial measures should not be considered in isolation and should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Additionally, the company's non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer and distributor of branded performance athletic apparel, footwear and accessories. Designed to make all athletes better, the brand's innovative products are sold worldwide to consumers with active lifestyles. The Company’s Connected Fitness™ platform powers the world’s largest digitally connected health and fitness community. For further information, please visit https://about.underarmour.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, the implementation of our marketing and branding strategies, and the future benefits and opportunities from significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect overall consumer spending or our industry; changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to realize expected benefits from our restructuring plans; our ability to effectively drive operational efficiency in our business; our ability to manage the increasingly complex operations of our global business; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; any disruptions, delays or deficiencies in the design, implementation or application of our new global operating and financial reporting information technology system; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; fluctuations in the costs of our products; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; risks related to data security or privacy breaches; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract key talent and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

# # #

Under Armour Contacts:
Lance Allega	Kelley McCormick
SVP, Investor Relations & Corporate Development	SVP, Corporate Communications
(410) 246-6810	(410) 454-6624

Under Armour, Inc.
For the Three Months Ended March 31, 2019 and 2018
(Unaudited; in thousands, except per share amounts)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2019	% of Net Revenues	2018	% of Net Revenues
Net revenues	$1,204,722	100.0%	$1,185,370	100.0%
Cost of goods sold	659,935	54.8%	661,917	55.8%
Gross profit	544,787	45.2%	523,453	44.2%
Selling, general and administrative expenses	509,528	42.3%	514,634	43.4%
Restructuring and impairment charges	—	—%	37,480	3.2%
Income (loss) from operations	35,259	2.9%	(28,661)	(2.4)%
Interest expense, net	(4,238)	(0.4)%	(8,564)	(0.7)%
Other income (expense), net	(667)	(0.1)%	2,888	0.2%
Income (loss) before income taxes	30,354	2.5%	(34,337)	(2.9)%
Income tax expense (benefit)	8,131	0.7%	(4,093)	(0.3)%
Income from equity method investment	254	—%	—	—%
Net income (loss)	$22,477	1.9%	$(30,244)	(2.6)%

Basic net income (loss) per share of Class A, B and C common stock	$0.05		$(0.07)
Diluted net income (loss) per share of Class A, B and C common stock	$0.05		$(0.07)
Weighted average common shares outstanding Class A, B and C common stock
Basic	449,749		443,052
Diluted	453,230		443,052

Under Armour, Inc.
For the Three Months Ended March 31, 2019 and 2018
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended March 31,
	2019	2018	% Change
Apparel	$774,630	$768,931	0.7%
Footwear	292,547	271,770	7.6%
Accessories	81,992	92,158	(11.0)%
Total net sales	1,149,169	1,132,859	1.4%
Licensing revenues	21,657	26,341	(17.8)%
Connected Fitness	30,104	28,826	4.4%
Corporate Other	3,792	(2,656)	242.8%
Total net revenues	$1,204,722	$1,185,370	1.6%
NET REVENUES BY SEGMENT

	Three Months Ended March 31,
	2019	2018	% Change
North America	$843,249	$867,545	(2.8)%
EMEA	134,104	129,588	3.5%
Asia-Pacific	144,285	115,553	24.9%
Latin America	49,188	46,514	5.7%
Connected Fitness	30,104	28,826	4.4%
Corporate Other	3,792	(2,656)	242.8%
Total net revenues	$1,204,722	$1,185,370	1.6%
INCOME (LOSS) FROM OPERATIONS

	Three Months Ended March 31,
	2019	% of Net Revenues (1)	2018	% of Net Revenues (1)
North America	$160,273	19.0%	$148,185	17.1%
EMEA	12,218	9.1%	7,154	5.5%
Asia-Pacific	19,803	13.7%	24,122	20.9%
Latin America	(359)	(0.7)%	(1,878)	(4.0)%
Connected Fitness	1,069	3.6%	3,411	11.8%
Corporate Other	(157,745)	NM	(209,655)	NM
Income (loss) from operations	$35,259	2.9%	$(28,661)	(2.4)%
(1) The operating income (loss) percentage is calculated based on total segment net revenues. Additionally, the operating income (loss) percentage for Corporate Other is not presented as it is not a meaningful metric.(NM).

Under Armour, Inc.
As of March 31, 2019, December 31, 2018 and March 31, 2018
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 31, 2018	March 31, 2018
Assets
Current assets
Cash and cash equivalents	$288,726	$557,403	$283,644
Accounts receivable, net	743,677	652,546	805,413
Inventories	875,252	1,019,496	1,148,493
Prepaid expenses and other current assets	299,053	364,183	354,455
Total current assets	2,206,708	2,593,628	2,592,005
Property and equipment, net	810,470	826,868	870,120
Operating lease right-of-use assets	590,984	—	—
Goodwill	548,735	546,494	565,201
Intangible assets, net	40,109	41,793	45,931
Deferred income taxes	114,705	112,420	92,607
Other long term assets	124,361	123,819	98,455
Total assets	$4,436,072	$4,245,022	$4,264,319
Liabilities and Stockholders’ Equity
Revolving credit facility, current	$—	$—	$135,000
Accounts payable	377,401	560,884	470,378
Accrued expenses	268,187	340,415	276,888
Customer refund liabilities	270,612	301,421	353,020
Operating lease liabilities	107,250	—	—
Current maturities of long term debt	—	25,000	27,000
Other current liabilities	70,562	88,257	54,771
Total current liabilities	1,094,012	1,315,977	1,317,057
Long term debt, net of current maturities	590,431	703,834	758,705
Operating lease liabilities, non-current	594,613	—	—
Other long term liabilities	107,209	208,340	170,825
Total liabilities	2,386,265	2,228,151	2,246,587
Total stockholders’ equity	2,049,807	2,016,871	2,017,732
Total liabilities and stockholders’ equity	$4,436,072	$4,245,022	$4,264,319

Under Armour, Inc.
For the Three Months Ended March 31, 2019 and 2018
(Unaudited; in thousands)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net income (loss)	$22,477	$(30,244)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	46,464	46,098
Unrealized foreign currency exchange rate gains	(1,725)	(5,030)
Loss on disposal of property and equipment	1,008	159
Impairment charges	—	2,248
Amortization of bond premium	63	63
Stock-based compensation	12,493	8,137
Deferred income taxes	(1,514)	(10,645)
Changes in reserves and allowances	(9,655)	(251,194)
Changes in operating assets and liabilities:
Accounts receivable	(87,042)	53,703
Inventories	156,880	16,697
Prepaid expenses and other assets	54,198	(83,917)
Other non-current assets	21,594	(731)
Accounts payable	(178,428)	(66,894)
Accrued expenses and other liabilities	(99,505)	(3,933)
Customer refund liabilities	(32,168)	350,312
Income taxes payable and receivable	5,071	(2,805)
Net cash provided by (used in) operating activities	(89,789)	22,024
Cash flows from investing activities
Purchases of property and equipment	(35,911)	(55,930)
Net cash used in investing activities	(35,911)	(55,930)
Cash flows from financing activities
Proceeds from long term debt and revolving credit facility	25,000	165,000
Payments on long term debt and revolving credit facility	(161,250)	(161,750)
Cash paid for hedge settlement	(1,566)	—
Employee taxes paid for shares withheld for income taxes	(3,077)	(1,758)
Proceeds from exercise of stock options and other stock issuances	2,232	2,318
Payments of debt financing costs	(3,024)	(11)
Other financing fees	50	—
Net cash provided by (used in) financing activities	(141,635)	3,799
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(569)	2,157
Net increase in cash, cash equivalents and restricted cash	(267,904)	(27,950)
Cash, cash equivalents and restricted cash
Beginning of period	566,060	318,135
End of period	$298,156	$290,185

Under Armour, Inc.
For the Three Months Ended March 31, 2019
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated in accordance with GAAP to currency neutral net revenue which is a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

Three Months Ended March 31, 2019
Total Net Revenue
Net revenue growth - GAAP	1.6%
Foreign exchange impact	1.5%
Currency neutral net revenue growth - Non-GAAP	3.1%

North America
Net revenue decline - GAAP	(2.8)%
Foreign exchange impact	0.4%
Currency neutral net revenue decline - Non-GAAP	(2.4)%

EMEA
Net revenue growth - GAAP	3.5%
Foreign exchange impact	5.1%
Currency neutral net revenue growth - Non-GAAP	8.6%

Asia-Pacific
Net revenue growth - GAAP	24.9%
Foreign exchange impact	5.1%
Currency neutral net revenue growth - Non-GAAP	30.0%

Latin America
Net revenue growth - GAAP	5.7%
Foreign exchange impact	3.8%
Currency neutral net revenue growth - Non-GAAP	9.5%

Total International
Net revenue growth - GAAP	12.3%
Foreign exchange impact	4.9%
Currency neutral net revenue growth - Non-GAAP	17.2%

Under Armour, Inc.
As of March 31, 2019 and 2018
BRAND HOUSE AND FACTORY HOUSE DOOR COUNT

	March 31,
	2019	2018
Factory House	162	160
Brand House	16	18
North America total doors	178	178

Factory House (1)	76	57
Brand House	76	62
International total doors	152	119

Factory House	238	217
Brand House	92	80
Total doors	330	297
(1) The table above includes 9 international factory house stores that were purchased from a partner on March 31, 2019.